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                                                                 EXHIBIT 3(v)


                                    BYLAWS OF

                          HENRY COUNTY BANCSHARES, INC.

                                DATED MAY 2, 1983

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                                     BYLAWS

                                       OF

                          HENRY COUNTY BANCSHARES, INC.

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                                Table of Contents
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                                                                  Page
                                                                  ----
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Article One: Share Certificates                                    1
       1.1 Share Certificates
       1.2 Share Records; Transfer of Shares
       1.3 Lost Certificates

Article Two: Shareholders' Meetings                                2
       2.1 Annual Meetings of Shareholders
       2.2 Special Meetings of Shareholders
       2.3 Notice
       2.4 Voting; Presiding Officer
       2.5 Quorum; Adjournment
       2.6 Written Consent of Shareholders

Article Three: Directors                                           3
       3.1 Powers of Board of Directors
       3.2 Number of Directors; Conduct of
                        Meetings of Board of Directors
       3.3 Director Vacancies
       3.4 Meetings of Board of Directors; Notice
       3.5 Written Consent of Directors
       3.6 Telephonic Meetings of Board of Directors
       3.7 Removal of Directors
       3.8 Executive and Other Committees

Article Four: Officer                                              6
       4.1 Officers; Election
       4.2 Chairman of the Board
       4.3 President
       4.4 Secretary
       4.5 Treasurer
       4.6 Vice President
       4.7 Appointment of Officers and Agents
       4.8 Removal of Officers and Agents
       4.9 Officer Vacancies

Article Five: Seal                                                 8

Article Six: Indemnification and Insurance                         8
       6.1 Indemnification
       6.2 Insurance

Article Seven: Amendment                                           9
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                                                          Adopted:   May 2, 1983

                                     BYLAWS

                                       OF

                          HENRY COUNTY BANCSHARES, INC.

                                   ARTICLE ONE

                               SHARE CERTIFICATES

               1.1 Share Certificates.   Share certificates shall be issued in
                   ------------------
consecutive order and shall be numbered in the order in which they are issued. They shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary, and the seal of the Corporation or a facsimile thereof shall be affixed thereto. On the stub of each share certificate, which stubs shall be kept in the share records of the Corporation, shall be entered the name and address of the owner of the shares, the number of shares, and the date of issue. Each share certificate exchanged or returned shall be cancelled and placed with its stub in the share records of the Corporation.

               1.2 Share Records; Transfer of Shares. The Corporation shall
                   ---------------------------------
maintain at its principal place of business or registered office a record of the names and addresses of its shareholders and the number of shares held by each. Transfers of shares of the Corporation shall be made in the share records of the Corporation upon surrender of the certificate for such shares signed by the person in whose name the certificate is registered or on his behalf by a person legally authorized to so sign (or accompanied by a separate stock transfer power so signed) and otherwise in accordance with and subject to the applicable provisions of the Uniform Commercial Code as in effect in the State of Georgia, and subject to such other reasonable and lawful conditions and requirements as may be imposed by the Corporation.

               1.3 Lost Certificates. The Chairman of the Board or the
                   -----------------
President may issue a new share certificate in place of any certificate or certificates previously issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed and, if he in his sole discretion deems it appropriate, the delivery of a commercial indemnity bond issued by a company approved by him in such sum as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

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               1.4 Regulations, Transfer Agents and Registrars. The Board of
                   -------------------------------------------
Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer, conversion, registration, and cancellation or certificates for shares of this corporation's stock not inconsistent with the laws of Georgia, the Articles of Incorporation or these bylaws. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all stock certificates to bear the signature of a transfer agent or a registrar or both.

               1.5 Record Date, Closing Transfer Books. For the purpose of
                   -----------------------------------
determining shareholders entitled to notice of or to vote. at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days and, "in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

               2.1 Annual Meetings of Shareholders.  The annual meeting of
                   -------------------------------
shareholders of the Corporation shall be held during the first four months after the end of each fiscal year of the Corporation at such time and place, within or without the State of Georgia, as may from time to time be fixed by the Board of Directors; provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts.

               2.2 Special Meetings of Shareholders. Special meetings of the
                   --------------------------------
shareholders may be called at any time by the Board of Directors, the Chairman of the Board, or the President, or by the Corporation upon the written request of the holder or holders of at least 25 percent of the outstanding shares of the Corporation. Special meetings of the shareholders shall be held at such time and place, within or without the State of Georgia, as may be determined by the person or persons calling the meeting.

               2.3 Notice. The Secretary or an Assistant Secretary or the
                   ------
officer or persons calling the meeting shall deliver a written notice of the place, day and time of each meeting of the

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shareholders, not less than 10 nor more than 50 days before the date of the meeting, either personally or by first class mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at his address as it appears on the share records of the Corporation. The notice of a special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, either before or after the meeting. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice of such meeting and waiver or any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a shareholder attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

               2.4 Voting; Presiding Officer. At all meetings of the
                   -------------------------
shareholders, each holder of shares of the Corporation shall be entitled to cast one vote, either in person or by written proxy, for each share standing in his name on the books of the Corporation. The Chairman of the Board shall preside at meetings of the shareholders or, if the Chairman of the Board is absent and has not delegated such authority, the President shall preside at meetings of the shareholders; provided, however, that the Chairman of the Board or the President may delegate his authority to preside at shareholders' meetings pursuant to section 4.2 or 4.3 of the Bylaws.

               2.5 Quorum; Adjournment. At all meetings of shareholders, a
                   -------------------
majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business, and, except as otherwise required by law or by Section 3.7 or Article Seven of the Bylaws, all resolutions adopted and business transacted shall require the favorable vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

               2.6 Written Consent of Shareholders. Any action required to be
                   -------------------------------
taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.




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                                  ARTICLE THREE

                                    DIRECTORS

               3.1 Powers of Board of Directors. Subject to the Bylaws or any
                   ----------------------------
lawful agreement between or among the shareholders, the business and affairs of the Corporation shall be managed by the Board of Directors.

               3.2 Number of Directors; Conduct of Meetings of Board of
                   ----------------------------------------------------
Directors. The Board of Directors shall consist of twelve directors, each of
---------
whom shall each be elected at an annual meeting of the shareholders and to serve until the next succeeding annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. A majority of said directors shall constitute a quorum for the transaction of business. Except as otherwise provided in the Bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. The Chairman of the Board or, if the Chairman of the Board is not present and has not delegated such authority and if the President is a director, the President shall preside at meetings of the Board of Directors unless he delegates such authority; or, if the President is not a director or if the person who would otherwise preside under this Section 3.2 is not present at a meeting, the Board of Directors shall select a director as chairman for the meeting.

               3.3 Director Vacancies. Except as otherwise provided in this
                   ------------------
Section 3.3, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. Any vacancy arising as a result of the removal of a director by the shareholders may be filled by the shareholders or, if the shareholders so authorize, by the remaining director or directors, but only for the unexpired term of his predecessor in office. The Board of Directors may fill a vacancy created by an increase in the number of directors resulting from an amendment of
Section 3.2 of the Bylaws, but only for a term of office continuing until the next annual election of directors by the shareholders and the election and qualification of his successor.

               3.4 Meetings of Board of Directors; Notice. The Board of
                   --------------------------------------
Directors shall meet annually immediately following the annual meeting of the shareholders; provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts. A special meeting of the Board of Directors may be called at any time by the Chairman of the Board, the President, or by any two directors, on two days' notice, which may be given by personal delivery or by first class mail, telegram or

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cablegram. The notice shall be deemed given when mailed or when the telegram or cablegram is sent, addressed to the director at his address as it appears on the share records of the Corporation or, if he is not a shareholder, at his business address. Notice of a special meeting may be waived by an instrument in writing. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. Any meeting of the Board of Directors may be held within or without the State of Georgia at such place as may be determined by the person or persons calling the meeting.

               3.5 Written Consent of Directors. Any action required to be taken
                   ----------------------------
at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing setting forth the action taken shall be signed by all the directors and shall be filed with the minutes of the proceedings of the directors.

               3.6 Telephonic Meetings of Board of Directors. Any action
                   -----------------------------------------
required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, may be taken at a meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. In all other respects the provisions of Article Three of the Bylaws with respect to meetings of the Board of Directors shall apply to such a meeting.

               3.7 Removal  of Directors. At any shareholders' meeting with
                   ---------------------
respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Corporation.

               3.8 Executive and Other Committees. The Board of Directors may
                   ------------------------------
designate by resolution from among its members an executive committee and one or more other committees, each consisting of two or more directors, subject to the following:

               (a) Each such committee shall have and may exercise, consistent with and to the extent provided in the resolution of the Board of Directors designating such

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               committee, all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors to indemnify any person or entity; unless the resolution creating such committee expressly so provides, to declare a dividend or authorize the issuance of shares of the Corporation; or to exercise the authority (to make amendments to articles of incorporation or the Bylaws of the Corporation; adopt a plan of merger or consolidation; sell, lease, exchange or otherwise dispose of all or substantially all the property and assets of the Corporation, or to voluntarily dissolve the Corporation or revoke a dissolution) which such a committee is prohibited from exercising by Section 22-708 of the Georgia Business Corporation Code or any successor provisions of the laws of the State of Georgia.

               (b) Each member of any such committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated, elected and qualified. Any vacancy in any such committee may be filled by a resolution adopted by a majority of the full Board of Directors. The Board of Directors by resolution adopted by a majority of the full Board of Directors may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of any such committee may resign from such committee at any time by giving written notice to the Chairman of the Board, the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               (c) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the holding of its meetings and the conduct of its business, subject to the following: a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business; the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee; and in other respects each committee shall hold its meetings and conduct its business in the same manner as does the Board of Directors pursuant to Article Three of the Bylaws (including, without limitation, the taking of action without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of such committee and be filed with the minutes of the proceedings of such committee). Each such committee shall keep minutes or other records of its proceedings and shall report its actions to the Board of Directors as requested and at regularly scheduled meetings of the Board of Directors.

               (d) The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.
                                  ARTICLE FOUR

                                    OFFICERS

               4.1 Officers; Election. The Board of Directors shall elect a
                   ------------------
Chairman of the Board (who shall be a member of the Board of Directors) a President, a Secretary and a Treasurer and may elect one or more Vice Presidents or assistant officers. Any two or more officers may be held by the same person, except the offices of President and Secretary.

               4.2 Chairman of the Board. The Chairman of the Board, if any,
                   ---------------------
shall preside at all meetings of the shareholders and of the Board of Directors. He may delegate his authority to preside at such meetings to any other director or to an officer of the Corporation.

               4.3 President. The President shall be the chief executive officer
                   ---------
of the Corporation, and shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation. He shall have the authority to execute bonds, mortgages or other contracts, agreements or instruments on behalf of the Corporation. If there is no Chairman of the Board, or if the Chairman of the Board is absent and has not delegated his authority to preside, the President shall preside at meetings of the shareholders and, if he is a director, at meetings of the Board of Directors of the Corporation. He may delegate his authority to preside at such meetings to any other director or to an officer of the Corporation. The President shall have the authority to institute or defend legal proceedings, when the directors are deadlocked.

               4.4 Secretary. The Secretary shall keep minutes of all meetings
                   ---------
of the shareholders and Board of Directors, shall have charge of the minute books, share records and seal of the corporation, shall have the authority to certify as to the corporate books and records, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

               4.5 Treasurer. The Treasurer shall be charged with the
                   ---------
management of the financial affairs of the corporation. He shall in general perform all of the duties incident to the office of. treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

               4.6 Vice President. The Vice President, if any, shall perform
                   --------------
such duties and exercise such powers as the President or the Board of Directors shall request or delegate and, unless the Board of Directors or the Chairman of the Board otherwise provides, shall perform such other duties as are generally performed by vice presidents with equivalent restrictions, if any, on title. In the absence of the President or in the event of his death or inability to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute bonds, mortgages or other contracts or agreements on behalf of the Corporation, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated to perform such duties at the time of his election, or in the absence or any designation, then by the Vice President with the most seniority in office (or if more than one Vice President is elected at the same meeting, by the Vice President first listed in the resolution electing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

               4.7 Appointment of Officers and Agents. The Board of Directors or
                   ----------------------------------
the Chairman of the Board or the President may appoint one or more Vice Presidents and such other officers, assistant officers and agents as the Board of Directors, the Chairman of the Board or the President may determine. Any such officers, assistant officers or agents so appointed shall perform such duties as are set forth in the Bylaws and as the action appointing him provides, and, unless such action otherwise provides, such appointed officers and assistant officers shall perform such duties as are generally performed by elected officers or assistant officers having the same title.

               4.8 Removal of Officers and Agents. Any officer, assistant
                   ------------------------------
officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests 0f the Corporation will be served thereby. Any officer or assistant officer appointed by the Chairman of the Board may be removed by the Chairman of the Board or the Board of Directors whenever in his or its judgment the best interests of the Corporation will be served thereby. Any officer or assistant officer appointed by the President may be removed by the President, the Chairman of the Board or by the Board of Directors whenever in his or its judgment the best interests of the Corporation will be served thereby.

               4.9 Vacancies. Any vacancy, however occurring, in any
                   ---------
office, may be filled by the Board of Directors.

                                  ARTICLE FIVE

                                      SEAL

       The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him on the share certificates and such other papers as may be directed by law, by the Bylaws or by the Board of Directors.

                                   ARTICLE SIX

                          INDEMNIFICATION AND INSURANCE

               6.1 Indemnification. The Corporation shall indemnify each
                   ---------------
person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Sections 22-717(a), (b) and
(c) of the Georgia Business Corporation Code or any successor provisions of the laws of the State of Georgia. If any such indemnification is requested pursuant to Sections 22-717(a) or (b) of said Code or laws, the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) in one of the manners prescribed in Section 22-717(d) of said Code or laws as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 22-717(a) or (b) of said Code or laws. Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such a director, officer, employee or agent to the maximum extent permitted by said sections of said Code or laws. The indemnification obligation of the Corporation set forth herein shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which any party may be entitled under any other bylaw provision or resolution approved by the shareholders pursuant to
Section 22-717(f) of said Code or laws.

               6.2 Insurance.  The Corporation may purchase and maintain
                   ---------
insurance at its expense, to protect itself and any such person against any such liability, cost, payment or expense whether or not the Corporation would have the power to indemnify such person against such liability.

                                  ARTICLE SEVEN

                                    AMENDMENT

       The Bylaws may be amended at any meeting of the shareholders by the affirmative vote of a majority of the issued and outstanding shares of the Corporation, or at any meeting of the Board of Directors of the Corporation by an affirmative vote of a majority of the number of directors fixed in or pursuant to the Bylaws. The shareholders may prescribe that any bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

                                      * * *



                            Certificate of Secretary
                            ------------------------

               The  attached  copy of the bylaws of Henry County
Bancshares, Inc. is a true and correct copy of such bylaws as in effect on the date hereof.



                                    ------------------------------

                                    Patricia M. Carrion, Secretary


[Corporate Seal]